UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41130 (Commission File Number)	87-1995316 (I.R.S. Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of principal executive offices) (Zip Code)
(503) 946-3650
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, Tad Larsen notified Vacasa, Inc. (the "Company") of his decision to resign as the Company's principal accounting officer, effective May 10, 2024. Mr. Larsen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On April 24, 2024, Craig Gracey, the Company's Corporate Controller, was appointed as the Company's principal accounting officer and Chief Accounting Officer to succeed Mr. Larsen, effective May 11, 2024.

Mr. Gracey, age 34, joined the Company as its Corporate Controller in November 2020. Previously, Mr. Gracey served as the Technical Accounting & Compliance Manager at Redfin Corporation from August 2018 to November 2020 and held various auditor roles at Deloitte from September 2013 to August 2018. Mr. Gracey holds a BA in Accounting from Washington State University.

In connection with his appointment, Mr. Gracey’s annual base salary was increased to $300,000, and his target annual bonus opportunity will be equal to 35% of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Robert Greyber
Name:	Robert Greyber
Title:	Chief Executive Officer

Date: April 24, 2024